FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is made this 18th day of March, 2013, by and between XZERES CORP., a Nevada corporation (the "Company") having its principal place of business at 9025 SW Hillman Court, Suite 3126, Wilsonville, OR 97070 and JOHN McCOURY (the "Executive") residing at 14 Del Prado St., Lake Oswego, OR 97035

RECITALS

Company is engaged in the business of designing, manufacturing, selling and servicing wind energy generation systems and accessories.

Company and Executive desire to amend the original Employment Agreement dated as of April 29, 2011 of which Executive had an initial start date of May 12, 2011.

Company and Executive wish to enter into this written First Amendment to Employment Agreement that describes the terms and conditions of employment with immediate effect. Whereas the Executive has agreed to be employed by the Company as its Chief Operations Officer (COO), with direct management of Manufacturing, Supply Chain, Service, Product Development, Engineering and Facilities. The Executive shall perform such additional duties or different duties from time to time as assigned by the Chief Executive Officer, consistent with the general level and type of duties and responsibilities associated with the position of COO. The Executive shall directly report to the Chief Executive Officer.

AGREEMENT

In consideration of the foregoing recitals, and for other consideration, the receipt and sufficiency of which each hereby acknowledges Company and Executive agree as follows:

Employment. Company agrees to employ Executive and Executive agrees to serve the Company, on the terms and conditions contained in this Agreement.

Duties. Executive shall perform such duties as describe in Section C. In carrying out Executive’s duties under this Agreement, Executive shall observe the policies, standards and regulations of the Company. Executive shall devote Executive’s full business time, attention, energies, and skills exclusively to the performance of Executive’s duties and responsibilities for and on behalf of the Company to the best of Executive’s abilities and in the best interests, and for the exclusive benefit, of the Company.

Compensation and Other Benefits. In consideration of the services to be rendered by Executive to the Company, Company shall pay Executive compensation and other benefits as described in Exhibit A..

At Will Employment. This Agreement has no specified term. Either party may terminate this Agreement at will and such termination shall be without liability for breach of express or implied contract.

Return of Company Property and Files. Upon the termination of this Agreement, or whenever requested by Company, Executive shall immediately deliver to Company all Company documents, files, specifications, information, customer information, customer lists, or other items in Executive’s possession or under his control that are the property of Company.

Confidentiality.

A. For purposes of this section, “Confidential Information” shall mean all information known by Executive to be treated as confidential by Company, any other information designated by the Company as “confidential,” and all information that relates to the business, products, services, technology, customers, finances, Executives, consultants, plans, proposals, or practices of the Company, including but not limited to cost information, customer lists, plans for new products and/or services, research and development information, inventions, marketing strategies, and financial data, budgets, and projections.

B. Executive agrees:

(1) To hold all Confidential Information in strictest confidence and not use any Confidential Information in any manner directly or indirectly detrimental to the Company;

(2) Not to disclose any Confidential Information to any third party except as specifically authorized in writing by the Managing Member of Company;

(3) Not as a result of Confidential Information obtained from Company, to (i) divert or attempt to divert any business, customer or prospective customer of the Company, or (ii) employ or attempt to employ or divert any Executives, contractors, prospective contractors, vendors, or prospective vendors of the Company; and

(4) Not to use, directly or indirectly, any Confidential Information for any purpose other than for the benefit of the Company and in the performance of Executive’s duties under this Agreement.

C. This obligation shall survive the termination of this Agreement.

Writings. Company shall own all right, title and interest in any writings or other materials written or produced by Executive or under Executive’s supervision (whether alone or with others) that relate in any manner to, or which are capable of being used in, Company’s existing or contemplated business (including, without limitation, work for or by Company’s customers) (the “Writings”), and all copyrights, common law and statutory in the United States and foreign countries, pertaining to such Writings.

Assignment of Patents, Improvements and Discoveries. Executive hereby assigns to Company all of Executive’s right, title and interest in any improvement, invention and discovery, whether patentable or not, conceived or reduced to practice by Executive while performing services for Company that relate in any manner to, or which are capable of being used in, the existing business of Company or its customers (including, without limitation, work for or by company’s customers).

Non-Solicitation. During the term of this Agreement, and for a period of One (1) years after the termination of this Agreement for any reason, Executive agrees that he (i) shall not in any capacity, either separately, jointly or in association with others, directly or indirectly, and will not assist anyone else, to solicit or otherwise contact any of the Company’s customers or prospects that were customers or prospects of the Company at any time prior to termination of this Agreement if such solicitation or contact is for the purpose, directly or indirectly, of selling products that satisfy the same general needs as any products that the Company had available for sale or planned to make available for sale in the next six (6) months to its customers or prospects prior to the termination of this Agreement; and (ii) will not in any capacity, either separately, jointly or in association with others, directly or indirectly, and will not assist anyone else, to hire or retain any Executive of the Company or seek to persuade any Executive of the Company to discontinue employment to become employed in any business which is directly or indirectly in competition with the Company’s business, nor seek to persuade any independent contractor, supplier, trade creditor, vendor, licensor or licensee of the Company to discontinue his or her relations with the Company.

Termination.

Termination by Either Party. As the relationship between the parties is employment at will, either party may terminate this Agreement for any reason, or for no reason at all.

Termination for Cause. In addition to the provisions of Section 13(A), the employment of Executive by Company may be terminated for cause upon the occurrence of any one of the following events: a) Executive violates a state or federal criminal law involving commission of a felony or a crime against the Company or any related entity; b) Executive engages in misrepresentation, deception, fraud, or dishonesty in the performance of his duties; c) Executive commits any act which constitutes willful misconduct or gross negligence in the performance of his duties.

Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, personal representatives, successors and assigns. However, this Agreement is personal to Executive and Executive shall not assign this Agreement.

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Merger. This Agreement embodies the entire agreement of Company and Executive. There are no promises, terms, conditions or obligations other than those contained in this Agreement. This Agreement supersedes all prior communications, representations, and agreements, verbal or written, between Company and Executive.

Amendment. This First Amendment to Employment Agreement shall not be amended except in writing subscribed to and signed by Company and Executive.

Governing Law, Arbitration and Venue. This Agreement shall be governed and construed in accordance with the laws of the state of Oregon. If any controversy or claim arising out of this Agreement or the parties' relationship cannot be settled, the controversy or claim, whether legal or equitable in nature, including the remedy of rescission, shall be resolved by submission of the dispute to binding arbitration through the “Fast Track” program of the Arbitration Service of Portland or such other binding arbitration as the parties mutually agree to, provided that the arbitration hearing, if any, must take place in Portland, Oregon. The parties agree that the arbitrator shall have the power to adjudicate all equitable claims and remedies, including but not limited to injunctive relief. The decision of the arbitrator or arbitrators shall not be subject to appeal.

Waiver. Any right or obligation created by this Agreement may be waived only by written notice to the other party, signed by the party entitled to enforce such right or obligation. Such waiver shall not limit the enforcement of the right or obligation or any successive occasion or the enforcement of any other provision of this Agreement.

Notices. Notices required hereunder shall be sent to the parties hereto at the address listed below or such other address as the parties may reasonably request, provided that concurrently with the sending of any such notice to Company a copy thereof be sent to:

Chief Executive Officer 9025 SW Hillman Court Wilsonville, Oregon 97070	John McCoury 14 Del Prado Street Lake Oswego, Oregon 97035

Notices shall be in writing and sent by registered or certified mail, return receipt requested or given by hand delivery and shall be deemed given on receipt.

Authority. Executive represents and warrants that he has the authority to enter into this Agreement and that he is free to enter into this Agreement. Executive represents and warrants that his performance of services for Company does not violate the terms of any agreement between Executive and any third party.

Severability. The agreements and covenants contained in this Agreement are severable, and in the event any of the agreements and covenants contained in this Agreement should be held to be invalid by an arbitrator or by any court or tribunal of competent jurisdiction, this Agreement shall be interpreted as if such invalid agreements and covenants were not contained herein; provided, however, that if in any legal proceeding an arbitrator or a court shall hold unenforceable the covenants contained in this Agreement by reason of their geographic extent or duration or otherwise, any such covenant shall be reduced in scope to the extent required by law and enforced in its reduced form.

Company’s Discretion Regarding Executive’s Compensation. Notwithstanding any other provision of this Agreement, Company retains the right to issue and amend, in its sole discretion, commission plans and other policies, rules or edicts regarding compensation payable to Executive.

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Dated and agreed to as of the date first above written.

XZERES WIND CORP.	EXECUTIVE
/s/ Frank P. Greco	/s/ John McCoury
By: Frank P. Greco	Name: John McCoury
Title: Chief Executive Officer
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EXHIBIT “A”

First Amendment to Employment Agreement John McCoury

Compensation:

Base Salary and Options: Executive will be paid a annual base salary of $210,000, payable on a bi-weekly basis. Executive will surrender existing 100,000 shares of XZERES Corp Stock Options (the original award at time of hire) and 100,000 shares of XZERES Corp Stock Options will be awarded with a strike price $.35 per share. Vesting over a 48 month period with 12 month cliffs (25% vested per each 12 month period) and other parameters at the discretion of the Board and in accordance with the XZERES Wind Corp 2010 Stock Option Plan. The original hire date of May 12, 2011 will serve as the original date for vesting purposes.

Year	Vested Options
1	25,000
2	50,000
3	75,000
4	100,000

Additional Incentives:

Additional issue of 900,000 Incentive Stock Options, at a strike price of $.35 per share, with accelerated vesting to match the vesting schedule of the 100,000 ISO’s granted above with vesting start date from original date of hire of May 12, 2011 and earned per schedule below.

In the event that the Company incurs additional dilution of its common stock that results in the Executive holding less than 2.5% of the Company’s primary shares outstanding (assuming the existing granted options are exercised), the Executive will be granted an additional 500,000 options.

Executive will receive a 15% annual bonus based on current salary and commensurate with meeting company and personal goals which will be documented in quarterly reviews between Executive and CEO.

Special Acknowledgements

Change of Control:

Should a “Change of Control” of the company occur as defined in the securities market, then all issued Incentive Stock Options which remain unvested at the time of this occurrence would receive accelerated vesting to one-hundred (100) per cent.

Vacation:

Executive will earn two (2) weeks of paid vacation upon the start of his employment and earn an additional two (2) weeks of paid vacation for each twelve (12) month period of employment. Beginning 2014, three (3) weeks of paid vacation for each twelve (12) month period of employment. Vacation time shall be taken at such times are consistent with Executive’s responsibilities. No more than 2 weeks of accumulated vacation time may be carried over from one twelve (12) month period to the next.

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Severance:

If the event of the termination of the Executive’s employment for any reasons set forth below:

Death. The death of the Executive;

Disability, The disability of the Executive,

Cause: The giving of notice by the Company to the Executive of termination for Cause (as described in Section 13B of the main agreement)

Without Cause: The giving of notice by the Company to the Executive of termination for any reason whatsoever other than Cause

Resignation: The resignation of the Executive

All Annual Compensation and Benefits payable to the Executive shall terminate as of the Termination Date and the Executive, his estate or his legal representative, as the case may be, shall only be entitled to:

Any Base Salary accrued or any Annual Bonus awarded but not yet paid as of the Termination Date; and

Reimbursement for all expenses incurred, but not yet paid prior to the Termination Date; and

Any other compensation and/or benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs of the Company; and

If, and only if, the termination is pursuant to Section d hereof, without cause, a severance payment equal to six (6) month's Base Salary payable in equal bi-weekly installments on the Company's regular salary payment dates, provided that the Executive executes, and does not revoke, a General Release of all claims relating to his employment and termination of employment from employment in a form provided by the Company. The Executive understands that should he fail or refuse to execute the General Release provided by the Company, or revoke such General Release, he shall not be entitled to any severance payments under this section.

Exhibit B—Exceptions

All exceptions are subject to revision at any time without notice at the discretion of the Company, which will notify the Executive of any change in writing. From time to time, Executive may propose additional exceptions or changes to exceptions which will be added to this list by mutual agreement in writing.

Section 7: Writings

Presentations on content outside of Company current or contemplated areas of business when performed outside the scope of employment duties. Any public publication or presentation on areas within the Company’s current or contemplated areas of business must be approved by Company prior to any public disclosure.

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